UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously announced in its Form 8-K filed on June 22, 2005, Pemstar has exited its manufacturing facilities in Guadalajara, Mexico as of the end of June. The Company recorded charges of $4,333,000 in the first quarter of fiscal 2006, which included $3,272,000 of asset write-downs to estimated liquidation value, $912,000 for severance costs related to approximately 325 employees, and $149,000 for associated other costs. The majority of severance costs and other costs have been paid as June 30, 2005.

The Company has commitments of up to $3.3 million related to future lease costs, which it is working to mitigate in negotiations with the landlord. Should such efforts prove unsuccessful, additional charges ranging to the full commitment may be taken in the second quarter of fiscal 2006. These potential chargers may require cash outlays over the balance of the lease period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 9, 2005	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and
Chief Financial Officer